                                              CONFIDENTIAL TREATMENT REQUESTED.
                                              CONFIDENTIAL PORTIONS OF THIS
                                              DOCUMENT HAVE BEEN REDACTED AND
                                              HAVE BEEN SEPARATELY FILED WITH
                                              THE COMMISSION.


                                 Confidential
                        INTERACTIVE MARKETING AGREEMENT
                        -------------------------------

     This Interactive Marketing Agreement (the "Agreement"), dated as of March 15, 2000 (the "Effective Date"), is between America Online, Inc. ("AOL"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and PurchasePro.com, Inc. ("Purchase Pro"), a Nevada corporation, with offices at 3291 N. Buffalo Drive, Las Vegas Nevada 89129. AOL and Purchase Pro may be referred to individually as a "Party" and collectively as the "Parties."

                                 INTRODUCTION
                                 ------------

     AOL and Purchase Pro each desires to enter into an interactive marketing relationship under which AOL will promote and distribute a jointly developed interactive marketplace referred to and further defined herein as the "AOL Exchange". This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms that are used but not defined in the body of this Agreement are defined in the Schedule of Definitions attached as Exhibit B.

     AOL and Purchase Pro are also entering into a co-development relationship under which they will jointly develop the AOL Exchange. This relationship is set forth in the Technology Development Agreement of the same date as this Agreement between AOL and Purchase Pro (the "Technology Development Agreement").

                                     TERMS
                                     -----

1.   PROMOTION, DISTRIBUTION AND MARKETING.
     -------------------------------------

     1.1.  AOL Promotion of AOL Exchange. During the first two (2) years of the
           -----------------------------
           Initial Term, AOL will provide the Promotions for the AOL Exchange described in the carriage plan attached as Exhibit A (the "Initial Carriage Plan") . If AOL elects to receive the Third Year Carriage Payment from Purchase Pro pursuant to Section 3.2(b)(i) or if AOL becomes entitled to receive a payment from Purchase Pro pursuant to
           Section 3.2(b)(iii), the Parties will work together in good faith and mutually agree on appropriate Promotions for the third year of the Initial Term and set them forth in a written carriage plan (the "Third Year Carriage Plan"). If AOL elects to receive the Renewal Term Carriage Payment from Purchase Pro pursuant to Section 3.2(c)(i), the Parties will work together in good faith and mutually agree on appropriate Promotions for the Renewal Term and set them forth in a written carriage plan (the "Renewal Term Carriage Plan"). Subject to Purchase Pro's reasonable approval, AOL will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing Purchase Pro comparable promotional placements in appropriate alternative areas of the AOL Network. In addition, if AOL is unable to deliver any particular Promotion, AOL will work with Purchase Pro to provide Purchase Pro, as its sole remedy, a comparable promotional placement. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Network at any time. In the event such modifications materially and adversely affect any specific Promotion, AOL will work with Purchase Pro to provide Purchase Pro, as its sole remedy, a comparable promotional placement. For the purposes of this Section 1.1, a "comparable" Promotion shall mean a Promotion (or more than one Promotion) in an alternative area or areas of the AOL Network which alternative area(s) receive similar or better levels of traffic and traffic with similar or better demographic characteristics.

     1.2.  Impressions Commitment.
           ----------------------

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     1.3.  Content of Promotions. The Promotions will link only to the AOL
           ---------------------
           Exchange. The specific Content to be contained within the Promotions described in the Initial Carriage Plan, the Third Year Carriage Plan, and the Renewal Term Carriage Plan will be determined by AOL. AOL will ensure that the Promotions accurately represent the AOL Exchange and any specific offerings of the AOL Exchange which are highlighted in such Promotions. Except to the extent expressly described in this Agreement, the specific form, placement, duration and nature of the Promotions will be as determined by AOL in its reasonable editorial discretion consistent with the editorial composition of the applicable screens.

     1.4.  Purchase Pro Promotion of Co-Branded Site and AOL. As set forth in
           -------------------------------------------------
           fuller detail in the Purchase Pro Cross-Promotion Plan attached as Exhibit C-1, during the Term Purchase Pro will promote AOL as a major Interactive Service partner of Purchase Pro and will promote the availability of the AOL Exchange through the AOL Network. In each case in which Purchase Pro promotes an Interactive Service other than AOL, it will either (a) promote AOL at least as prominently as it promotes any other Interactive Service within the same promotion, or
           (b) provide AOL with a separate promotion which is comparable to the promotion provided to the other Interactive Service.

     1.5.  Creation of AOL Exchange. Purchase Pro and AOL will jointly develop
           ------------------------
           the AOL Exchange in accordance with the terms of the Technology Development Agreement. In the event that the AOL Exchange is not available for commercial use immediately upon execution of this Agreement, or at any time during the Term, Purchase Pro shall allow AOL, at AOL's election, to promote, and distribute the pages of the Purchase Pro Interactive Site which Purchase Pro uses to allow a user to access and use, the Purchase Pro Exchange from the Effective Date until such time as the AOL Exchange is available for commercial use (e.g., not a beta test version) in accordance with the requirements of the Technology Development Agreement or for any other time period during which the AOL Exchange is not available for commercial use in accordance with the terms of the Technology Development Agreement, including,

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           without limitation, upon a termination or material breach of the
           Technology Development Agreement. During such time as the AOL Exchange is not available for commercial use, (a) all Promotions shall point to the Purchase Pro Exchange and all Impressions to such Promotions shall count toward the Impressions Commitment, (b) all AOL Users who register for the Purchase Pro Exchange shall be "tagged" and such AOL Users shall be AOL Subscribers and Registered Users, (c) Purchase Pro shall offer AOL Exclusive Offers to AOL Users who enter the Purchase Pro Exchange in accordance with Section 6.6, and (d) Purchase Pro shall honor within the Purchase Pro Exchange the prices, terms, and conditions set for the AOL Exchange in accordance with
           Section 6.2.

     1.6.  Advertising Sales in AOL Exchange. AOL will own all advertising
           ---------------------------------
           inventory, including without limitation all advertising, revenue-generating and promotional positions, such as sponsorships and premium placements, within the AOL Exchange and will have the exclusive right to license and/or sell all such advertising inventory. AOL will not sell any Advertisements within the AOL Exchange promoting any offerings of a Purchase Pro Competitor which are directly competitive with any then-current (as of the time the Advertisement is sold) offerings of the AOL Exchange (e.g., if the AOL Exchange does not offer chemical supplies, AOL may sell Advertisements promoting the availability of chemical supplies through another Exchange).

2.   PREFERRED TREATMENT.
     --------------------

     2.1.  Other Exchanges.
           ----------------

           2.1.1. AOL may (a) create an Exchange or Marketplace for any third party using the technology co-developed by the Parties pursuant to the Technology Development Agreement, (b) license to any third party the right to create an Exchange or Marketplace using the technology co-developed by the Parties pursuant to the Technology Development Agreement, or
                    (c) refer to Purchase Pro any third party with whom Purchase Pro has no existing agreement to build an Exchange or Marketplace or which otherwise qualifies as an AOL referral in accordance with Section 2.1.2 below for Purchase Pro to build an Exchange or Marketplace for such third party (each Exchange or Marketplace described in (a), (b), or (c), a "Third Party Exchange"). AOL will make commercially reasonable efforts to display (or have displayed) in each Third Party Exchange and all related extended communications that mention that Third Party Exchange (e.g., press releases, marketing collaterals and other promotional or marketing materials, etc.), sub-branding for Purchase Pro (e.g., "powered by Purchase Pro"), in accordance with reasonable sub-branding guidelines provided by Purchase Pro. If a third party for whom AOL or Purchase Pro builds an Exchange (or who builds its own Exchange based on technology licensed from AOL) refuses to include such sub-branding, notwithstanding commercially reasonable efforts to the contrary by AOL or Purchase Pro as applicable, , then that third party's Third Party Exchange and related extended communications will not be required to display such sub-branding.

           2.1.2. Except as otherwise specified on Exhibit G, any entity on the list attached hereto as Exhibit G shall be treated as an AOL referral for the purposes of Section 2.1.1(c). In addition, AOL will provide to Purchase Pro a list of entities at the end of each month which entities have been referred to Purchase Pro to discuss the building of an Exchange or Marketplace, and all such entities shall be treated as AOL referrals for the purposes of Section 2.1.1(c), unless Purchase Pro notifies AOL within five (5) business days of receiving a month's list from AOL that Purchase Pro has a pre-existing, active relationship with one or more of the entities on the list, in which case the identified entity(ies) will not be treated as an AOL referral. Further, in the event that AOL refers to Purchase Pro an entity which is among the leaders of a vertical market, which vertical market is not them served by the Purchase Pro Exchange, (x) such entity shall qualify as an AOL referral purposes of Section 2.1.1(c),, (y) all Vertical Entities for whom Purchase Pro builds an Exchange or Marketplace at any time thereafter shall be deemed AOL referrals for the purposes of Section 2.1.1(c), and (z) the provisions of 3.5.2 shall apply with regard to the participation by any Vertical Entity in either the AOL Exchange or the Purchase Pro Exchange. AOL shall be

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                    entitled to a sales commission in accordance with Section
                    3.5 from any and all Third Party Exchanges built by Purchase Pro for all entities which qualify as AOL referrals. Entities which qualify as AOL referrals in accordance with this provisions shall remain AOL referrals regardless of when or whether a Marketplace or Exchange is built for such entities.

     2.2.  AOL Corporate Procurement. Within ninety (90) days after the
           -------------------------
           Effective Date, AOL will provide Purchase Pro with a written description of AOL's reasonable online procurement requirements. If Purchase Pro is able to meet such requirements through the AOL Exchange, from and after the date which is sixty (60) days after the AOL Exchange meets AOL's reasonable online procurement requirements, AOL will use the AOL Exchange as its primary online means of procurement from an interactive marketplace with respect to the AOL Properties so long as the AOL Exchange continues to meet AOL's procurement requirements. At any time that AOL is using the AOL Exchange for online procurement, Purchase Pro shall provide AOL with the most favorable terms then provided by Purchase Pro to any third party using the AOL Exchange or any Additional Purchase Pro Channel for similar procurement activities. The Parties acknowledge and agree that all Transaction Revenues generated by AOL's use of the AOL Exchange for procurement activities shall count toward all Transaction Revenue hurdles and provisions set forth in this Agreement. AOL will make good faith efforts to cause its suppliers who engage in online procurement to participate in the AOL Exchange.

     2.3.  ISP Services. In the event that Purchase Pro determines that it
           ------------
           wishes to sell or offer for free directly or in conjunction with a partner, Internet access to its customers as an ISP or VISP (as those terms are commonly understood in the Internet industry) (either as a standalone product or as part of a bundled offering), Purchase Pro shall provide AOL with written notice of its intentions and a period of sixty (60) days after such notice to negotiate with Purchase Pro to be the exclusive supplier of such Internet access. Purchase Pro shall not conclude any agreement with any such third party without offering AOL the opportunity to make a last bid to be the supplier of such Internet access and shall choose AOL as its Internet access supplier if AOL offers terms which are at least as favorable as the terms offered by such third party. The foregoing shall not prevent Purchase Pro from (i) allowing an ISP to participate as a Supplier in, or selling to an ISP standard advertising space within, the Purchase Pro Exchange or any Additional Purchase Pro Channel, or (ii) allowing a third party to bundle participation in the Purchase Pro Exchange with such third party's ISP services and at least one other product or service of an entity other than Purchase Pro or the third party ISP in a package from which Purchase Pro derives revenue solely for the customer's participation in the Purchase Pro Exchange.

     2.4.  Suppliers in AOL Exchange. AOL shall have the right to encourage all
           -------------------------
           of its current advertising, marketing, commerce, and other business partners to become suppliers in the AOL Exchange prior to such AOL partners being approached by Purchase Pro to become suppliers in the AOL Exchange or the Purchase Pro Exchange, provided that this sentence shall not affect any existing relationship of Purchase Pro. The Parties shall work together after the Effective Date to determine the procedures by which they reduce or eliminate or channel conflict in this area

3.   PAYMENTS.
     --------

     3.1.  Transaction Revenues at Beginning of the Term. During the Term,
           ---------------------------------------------
           Purchase Pro shall be entitled to one hundred percent (100%) of the Transaction Revenues, subject to AOL's right to certain sales commissions on such Transaction Revenues in accordance with this
           Section 3.1, Section 3.2(b)(ii), 3.2(c)(ii), or 3.5.2 below. From the second anniversary of the Effective Date, until such time as AOL becomes entitled to a fifty percent (50%) sales commission in accordance with Section 3.2, 3.3, or 3.5.2 below, AOL shall be entitled to a sales commission equal to twenty-five percent (25%) of Transaction Revenues.

     3.2.  Non-Refundable Payments and Sales Commissions During the Initial
           ----------------------------------------------------------------
           Term. Purchase Pro will pay AOL non-refundable payments as follows:
           ----

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          (a)  Payment #1:  A guaranteed payment of Fifty Million Dollars (US
               $50,000,000), payable as follows:

               (1)    Twenty Five Million Dollars (US $25,000,000) upon
                    execution of this Agreement;

               (ii)   Three Million Five Hundred Seventy One Thousand Four
                    Hundred Twenty-Nine Dollars (US $3,571,429) on June 30,
                    2000;

               (iii)  Three Million Five Hundred Seventy One Thousand Four
                    Hundred Twenty-Nine Dollars (US $3,571,429) on September 30, 2000;

               (iv)   Three Million Five Hundred Seventy One Thousand Four
                    Hundred Twenty-Nine Dollars (US $3,571,429) on December 30, 2000;

               (v)    Three Million Five Hundred Seventy One Thousand Four
                    Hundred Twenty-Nine Dollars (US $3,571,429) on March 31,
                    2001;

               (vi)   Three Million Five Hundred Seventy One Thousand Four
                    Hundred Twenty-Nine Dollars (US $3,571,429) on June 30,
                    2001;

               (vii)  Three Million Five Hundred Seventy One Thousand Four
                    Hundred Twenty-Nine Dollars (US $3,571,429) on September 30, 2001; and

               (viii) Three Million Five Hundred Seventy One Thousand Four
                    Hundred Twenty-Nine Dollars (US $3,571,429) on December 30, 2001.

          (b)  Payment #2:

             (i) If, within the first two (2) years following the Effective Date, the Transaction Revenue Run Rate plus Purchase Pro's share of the Advertising Revenue Run Rate plus Third Party Revenue Run Rate less applicable sales commissions to AOL plus Vertical Entity Transaction Revenue Run Rate less applicable sales commissions payable to AOL (collectively, the "Purchase Pro Initial Revenues Run Rate") equal or exceed One Hundred Million Dollars (US $100,000,000) (the "First Revenue Run Rate Threshold"), Purchase Pro, upon reaching the First Revenue Run Rate Threshold (the "Third Year Payment Date") shall, at AOL's option: pay to AOL an additional guaranteed payment of Twenty Five Million Dollars (US $25,000,000) (the "Third Year Carriage Payment") within thirty (30) days following the Third Year Payment Decision Date; or

             (ii) If, within the first two (2) years following the Effective Date, Transaction Revenues plus Purchase Pro's share of Advertising Revenues plus Third Party Transaction Revenue less applicable sales commissions payable to AOL plus Vertical Entity Transaction Revenues less applicable sales commissions payable to AOL (collectively, the "Purchase Pro Initial Revenues") equal or exceed One Hundred Million Dollars (US $100,000,000)(the "First Revenue Threshold"), and AOL did not elect to receive the Third Year Carriage Payment pursuant to Section 3.2(b)(i), Purchase Pro, upon reaching the First Revenue Threshold (the "Third Year Revenue Achievement Date") shall thereafter pay to AOL a sales commission equal to fifty percent (50%) of Transaction Revenues commencing from and after the Third Year Revenue Achievement Date; or

             (iii) If, within the first two (2) years following the Effective Date, the Purchase Pro Initial Revenues Run Rate is less than the First Revenue Run Rate Threshold and the Purchase Pro Initial Revenues are less than the First Revenue Threshold, then Purchase Pro shall pay to AOL, within thirty
                    (30) days following the second anniversary of the Effective Date, an additional

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                    guaranteed payment in an amount equal to: Twenty Five
                    Million Dollars (US $25,000,000) multiplied by the product of the Purchase Pro Initial Revenues Run Rate during the first two years after the Effective Date divided by the First Revenue Run Rate Threshold. For example, if the actual Purchase Pro Initial Revenues Run Rate generated during the first two years after the Effective Date is $80,000,000, then Purchase Pro would pay AOL $20,000,000 ($25,000,000 multiplied by 0.8, which is the product of the $80,000,000 Purchase Pro Initial Revenues Run Rate divided by the $100,000,000 First Revenue Run Rate Threshold).

          (c)  Payment #3:

               (i)    If, within the first three (3) years following the
                  Effective Date, the Purchase Pro Initial Revenues Run Rate equals or exceeds an amount equal to two times the total fixed cash payments (not including sales commissions) made by Purchase Pro to AOL pursuant to 3.2(a) and 3.2(b)(the "Second Revenue Run Rate Threshold"), AOL shall elect, within forty-five (45) days after the date on which the earlier of the Second Revenue Run Rate Threshold is reached (the "Renewal Decision Trigger Date"), whether or not to renew this Agreement. If AOL elects to renew this Agreement, Purchase Pro shall, at AOL's option, pay to AOL an additional guaranteed payment of Twenty Five Million Dollars (US $25,000,000)(the "Renewal Term Carriage Payment") within thirty (30) days following the Renewal Decision Trigger Date. Notwithstanding the foregoing, if AOL did not elect to receive a Twenty-Five Million Dollar payment after the Third Year Payment Date, AOL shall not be entitled to elect a Twenty Five Million Dollar payment for the Renewal Term.; or

               (ii)   If AOL elects not to renew this Agreement within 45 days
                  after the Renewal Decision Trigger Date, or if AOL elects to renew this Agreement but does not elect to receive the Renewal Term Carriage Payment, AOL shall be entitled to a sales commission equal to fifty percent (50%) of the Transaction Revenues commencing from and after the date on which the Purchase Pro Initial Revenues equals or exceeds an amount equal to two times the total fixed cash payments (not including sales commissions) made by Purchase Pro to AOL during the (the "Second Revenue Threshold"). In such event, upon reaching the Second Revenue Threshold (the "Renewal Revenue Date") Purchase Pro shall thereafter pay to AOL a sales commission equal to fifty percent (50%) of Transaction Revenues commencing from and after the Renewal Revenue Date. AOL acknowledges and agrees that if AOL elected to receive a 50% sales commission after the Third Year Payment Date, the Second Revenue Threshold shall not entitle AOL to any additional sales commission (i.e., AOL simply will continue to receive the same 50% sales commission on Transaction Revenues that it began receiving after the Third Year Revenue Date)


     3.3.  Transaction Revenues After the Term. After the Term, Purchase Pro
           -----------------------------------
           shall be entitled to one hundred percent (100%) of the Transaction Revenues generated by AOL Subscribers, subject to AOL's right to certain sales commissions on such Transaction Revenues in accordance with this Section 3.3. If during the Term AOL has earned and/or elected the right to receive a sales commission equal to fifty percent (50%) of Transaction Revenues generated by AOL Subscribers, AOL shall continue to be entitled to a sales commission equal to fifty percent (50%) of such Transaction Revenues, in perpetuity. If, at the end of the Term, AOL has not yet earned or elected to receive a fifty percent (50%) sales commission on Transaction Revenues in accordance with Section 3.2 , then (i) the "Third Revenue Threshold" shall be set at an amount equal to two times the total fixed cash payments (not including sales commissions) made by Purchase Pro to AOL during the Term plus an amount equal to ten percent (10%) thereof and (ii) AOL shall be entitled to a sales commission equal to fifty percent (50%) of Transaction Revenues generated by AOL Subscribers in excess of the Third Revenue Threshold amount in perpetuity, commencing from and after the date upon which the Purchase Pro Initial Revenues exceeds the Third Revenue Threshold amount (i.e., the date the Third Revenue Threshold is achieved). Sections 3.7, 3.8 and 3.9 along with the terms of Exhibit F hereto shall continue to apply with respect to all activities of the Parties related to sharing Transaction Revenues after the term. Except as otherwise specified in Section 5.3, AOL shall be entitled to one hundred percent (100%) of all Transaction Revenues not generated by AOL Subscribers and any

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           other revenues generated through the AOL Exchange by AOL Post-Term
           Subscribers after the termination or expiration of the Term.

     3.4.  Advertising Revenues. During the Term, Purchase Pro shall be entitled
           --------------------
           to one hundred percent (100%) of the Advertising Revenues generated from sales of Advertisements within the pages of the AOL Exchange other than the main banner Advertisement on each such page until such time as the total Purchase Pro share of the Advertising Revenues generated to date equals One Million Dollars (US $1,000,000)(the "First Advertising Trigger Date"). From the First Advertising Trigger Date through the date on which the total Advertising Revenues generated to date (including the initial $1,000,000 and including both AOL's and Purchase Pro's shares of Advertising Revenues thereafter) equals Fifteen Million Dollars (US $15,000,000)(the "Second Advertising Trigger Date"), Purchase Pro shall be entitled to seventy percent (70%) and AOL shall be entitled to thirty percent (30%) of the Advertising Revenues generated from sales of Advertisements within the pages of the AOL Exchange other than the main banner Advertisement on each such page. From the Second Advertising Trigger Date until the end of the Term, Purchase Pro shall be entitled to thirty percent (30%) and AOL shall be entitled to seventy percent (70%) of the Advertising Revenues generated from sales of Advertisements within the pages of the AOL Exchange other than the main banner Advertisement on each such page. During the Term, AOL shall be entitled to one hundred percent (100%) of the Advertising Revenues from (a) the main banner Advertisement on each page within the AOL Exchange and (b) any pages preceding, introducing, promoting or otherwise linking to the AOL Exchange. Purchase Pro shall not be entitled to any Advertising Revenues after termination or expiration of this Agreement. In the event that AOL does not elect to renew this Agreement for a Renewal Term, the advertising revenue sharing set forth in this Section shall survive the expiration of the Initial Term for a period of two (2) years. During such two year survival period (if any), AOL shall sell advertising inventory within the AOL Exchange in a substantially similar manner to the manner in which AOL sold advertising inventory during the third year of the Initial Term, except in the case of a material change in market conditions.

     3.5.  Third Party Transaction Revenues.
           ---------------------------------

           3.5.1. During the Term, Purchase Pro shall be entitled to one hundred percent (100%) of the Third Party Transaction Revenues, subject to AOL's right to a sales commission equal to fifty percent (50%) of all Third Party Transaction Revenues, subject to the next sentence. Notwithstanding the foregoing, if Purchase Pro has built a Third Party Exchange, Purchase Pro shall be entitled to one hundred percent (100%) of Third Party Transaction Revenues from that Third Party Exchange during the Term, free of any sales commissions to AOL, until such Third Party Transaction Revenues equal the total actual costs incurred by Purchase Pro in building that Third Party Exchange.

           3.5.2. AOL shall be entitled to (a) a sales commission equal to fifty percent (50%) of Transaction Revenues derived from the participation of any Vertical Entity in the AOL Exchange beginning on the date on which such Vertical Entity begins its participation in the AOL Exchange (i.e., without regard to any hurdles set forth herein), in perpetuity, and (b) a sales commission equal to fifty percent of Vertical Entity Transaction Revenues beginning on the date on which such entity begins its participation in the Purchase Pro Exchange, in perpetuity.

     3.6.  Late Payments; Wired Payments. All amounts owed hereunder not paid
           -----------------------------
           when due and payable will bear interest from the date such amounts are due and payable at the prime rate in effect at such time. All payments to AOL required hereunder will be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number 323070752 at The Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, NY 10081 (ABA: 021000021). All payments to Purchase Pro required hereunder will be paid in immediately available, non-refundable U.S. funds wired to Wells Fargo, 3800 Howard Hughes Parkway, Las Vegas, NV 89109, Contact: Rick Bokum, ABA/Routing #:121000248, Account #:4588 532440, Beneficiary:
           PurchasePro.com, Inc.

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     3.7.  Auditing Rights.
           ---------------

           3.7.1. Purchase Pro will maintain complete, clear and accurate records of all expenses, revenues and fees in connection with the performance of this Agreement. For the sole purpose of ensuring compliance with this Agreement, AOL (or its representative) will have the right to conduct a reasonable and necessary inspection of portions of the books and records of Purchase Pro which are relevant to Purchase Pro's performance pursuant to this Agreement. Any such audit may be conducted after 20 business days prior written notice is given by AOL to Purchase Pro; provided, however, that such audits may not be conducted more than once in any given twelve (12) month period and the same time period may not be audited more than once. The audit report and all of the books and records reviewed by AOL shall be Purchase Pro's Confidential Information. AOL shall bear the expense of any audit conducted pursuant to this Section 3.7 unless such audit shows an error in AOL's favor amounting to a deficiency to AOL in excess of 5% of the actual amounts paid and/or payable to it under this Agreement, in which event Purchase Pro shall bear the reasonable expenses of the audit. Purchase Pro shall pay AOL the amount of any deficiency or AOL shall pay Purchase Pro the amount of any overpayment finally determined as a result of such audit within 30 days after such final determination.

           3.7.2. AOL will maintain complete, clear and accurate records of all expenses, revenues and fees in connection with the sale of advertisements in the AOL Exchange. For the sole purpose of ensuring compliance with this Agreement, Purchase Pro (or its representative) will have the right to conduct a reasonable and necessary inspection of portions of the books and records of AOL which are relevant to AOL 's performance pursuant to this Agreement. Any such audit may be conducted after 20 business days prior written notice is given by Purchase Pro to AOL; provided, however, that such audits may not be conducted more than once in any given twelve (12) month period and the same time period may not be audited more than once. The audit report and all of the books and records reviewed by Purchase Pro shall be AOL 's Confidential Information. Purchase Pro shall bear the expense of any audit conducted pursuant to this Section 3.7 unless such audit shows an error in Purchase Pro's favor amounting to a deficiency to Purchase Pro in excess of 5% of the actual amounts paid and/or payable to it under this Agreement, in which event AOL shall bear the reasonable expenses of the audit. AOL shall pay Purchase Pro the amount of any deficiency or Purchase Pro shall pay AOL the amount of any overpayment finally determined as a result of such audit within 30 days after such final determination.

     3.8.  Taxes. Each party will collect and pay and indemnify and hold the
           -----
           other harmless from, any sales, use, excise, import or export value added or similar tax or duty, including any penalties and interest, that is applicable to its activities under this Agreement as well as any costs associated with the collection or withholding thereof, including attorneys' fees.

     3.9.  Reports.
           -------

           3.9.1.   Sales Reports. Sections 3.9.1.1 through 3.9.1.4 do not apply
                    -------------
                    until Version III (as defined in the Technology Development Agreement) is deployed as part of the AOL Exchange in full production mode. Prior to that time, the parties will cooperate to exchange reports of information on a mutually agreed basis, consistent with the need reasonably to track and monitor each party's performance of this Agreement and AOL's requirements to track the operation and performance of the AOL Exchange and AOL Subscriber activity. Pursuant to the Technology Development Agreement, the Parties will work together to build systems that will allow at least the following reporting, together with the ability to directly access the reported data.

                    3.9.1.1. AOL shall be entitled to a monthly report in an AOL-designated and Purchase Pro-approved format, detailing for the AOL Exchange (a) by category of revenue and (b) by AOL Subscriber, both actual Transaction Revenues earned or collected during the previous month, and the Transaction Revenue Run Rate for the previous month.

CONFIDENTIAL


                    3.9.1.2. AOL shall be entitled to a monthly report in an AOL-designated and Purchase Pro-approved format, detailing for AOL Subscriber activity within the Purchase Pro Exchange (a) by category of revenue, and (b) by AOL Subscriber, both actual Transaction Revenues earned or collected during the previous month, and the Transaction Revenue Run Rate for the previous month.

                    3.9.1.3. In addition, each payment to be made by a Party pursuant to 3.11 or 5.3 will be accompanied by a report containing information, set forth by category of revenue, which supports the payment, including information identifying gross revenues and all items deducted or excluded from gross revenues to produce the Transaction Revenues, Advertising Revenues, Third Party Transaction Revenues, and/or Post-Term Transaction Revenues with respect to which the payment is being made.

                    3.9.1.4. During the Term, AOL will provide Purchase Pro in an automated manner with a monthly report in a Purchase Pro-approved format, detailing Advertisements sold in the AOL Exchange during the previous month, Advertising Revenues collected by AOL during the previous month, and the Advertising Revenue Run Rate for the previous month.

                    3.9.1.5. At any time that the Transaction Revenue Run Rate is within Ten Million Dollars (US $10,000,000) of a threshold set forth in Section 3, Purchase Pro shall provide AOL with a weekly report setting forth the Transaction Revenue Run Rate for that week.

                    3.9.1.6. After the Term, AOL shall be entitled to a monthly report in an AOL-designated and Purchase Pro-approved format, detailing for AOL Post-Term Subscriber activity within the Purchase Pro Exchange (a) by category of revenue, and (b) by AOL Post-Term Subscriber. After the Term, Purchase Pro shall not be entitled to any reports regarding activity within the AOL Exchange except as specified in Section 3.9.1.3.

           3.9.2.   Usage Reports. During any time period for which there is a
                    -------------
                    carriage plan in accordance with Section 1.1, AOL shall provide Purchase Pro with standard usage information related to the Promotions and Impressions (e.g. a schedule of the Impressions delivered by AOL at such time) which is similar in substance and form to the reports provided by AOL to other interactive marketing partners with carriage programs similar to Purchase Pro. Purchase Pro acknowledges that such information may be Confidential Information as defined herein.

           3.9.3.   Registered User Reports. Purchase Pro shall provide AOL in
                    -----------------------
                    an automated manner with a monthly report in an AOL-designated and Purchase Pro-approved format, detailing the number of Registered Users during the previous month.

           3.9.4.   Ownership of Data. The Parties shall jointly own (a) all
                    -----------------
                    data and reports regarding activity within the AOL Exchange during the Term and regarding activity resulting during the Term in Transaction Revenues, Advertising Revenues and/or Third Party Transaction Revenues, .and (b) data and reports regarding AOL Subscriber activity within the Purchase Pro Exchange during the Term, which reports and data shall be the Confidential Information of each Party, provided that Each shall be entitled to use such reports in it's business operations, subject to the terms of this Agreement and all applicable law, and each party shall be entitled to disclose such information in aggregate form.

     3.10. Registered Users and AOL Subscribers. Each person who successfully
           ------------------------------------
           completes the registration process within the AOL Exchange will become a Registered User and an AOL Subscriber and will be marked with an AOL identifier "tag" in order to enable the proper tracking of Transaction Revenues.

     3.11. Party Obligated to Make Payments. At any time during or after the
           --------------------------------
           Term that this Agreement entitles the Party not collecting Transaction Revenues or Post-Term Transaction Revenues to retain or be paid a

CONFIDENTIAL



           portion of Transaction Revenues or Post-Term Transaction Revenues, the Party collecting Transaction Revenues or Post-Term Transaction Revenues (or any portion of either) shall pay the other Party the amount to which the other Party is entitled on a quarterly basis within thirty days after the end of the quarter in which such Transaction Revenues or Post-Term Transaction Revenues were generated. Any Party collecting Advertising Revenues shall pay the other Party any portion of such revenue to which the other Party is entitled on a quarterly basis within thirty days of the end of the quarter in which such Advertising Revenues were generated. Any Party collecting Third Party Transaction Revenues shall pay the other Party any portion of such revenue to which the other Party is entitled on a quarterly basis within thirty days of the end of the quarter in which such Third Party Transaction Revenues were generated.

4.   WARRANTS. Concurrently with the execution hereof, and as a condition
     --------
     precedent to AOL's obligations hereunder, Purchase Pro shall enter into the Common Stock Subscription Warrant Agreement with AOL (the "Warrant Agreement").

5.   TERM; RENEWAL; TERMINATION.
     --------------------------
     5.1.  Term. Unless earlier terminated as set forth herein, the initial term
           ----
           of this Agreement will be three (3) years (the "Initial Term").

     5.2.  Renewal. Upon conclusion of the Initial Term, AOL shall have the
           -------
           right to renew this Agreement for one two-year renewal term (the "Renewal Term") by providing written notice to Purchase Pro of AOL's election to renew at least ninety (90) days prior to the expiration of the Initial Term or as set forth in Section 3.2(c). As used in this Agreement, the "Term" means the Initial Term and the Renewal Term, if any.

     5.3.  Continued Links. Upon expiration of the Term, AOL may, at its
           ---------------
           discretion, continue to promote one or more "pointers" or links from the AOL Network, including, without limitation from the AOL Exchange or any other Marketplace or Exchange then operated by AOL, to the Purchase Pro Exchange (collectively, a "Continued Link"). So long as AOL maintains a Continued Link, (a) Purchase Pro shall pay to AOL a sales commission equal to fifty percent (50%) of Post-Term Purchase Pro Transaction Revenues, (b) AOL shall pay to Purchase Pro a sales commission equal to fifty percent (50%) of Post-Term AOL Transaction Revenues and (c) Sections 3.7, 3.8 and 3.9 along with the terms of Exhibit F hereto shall continue to apply with respect to the Continued Link and any transactions and payments arising therefrom. In the event that market conditions have materially changed between the Effective Date and the institution of the Continued Link, the Parties shall negotiate in good faith to determine whether a sales commission other than fifty percent, or a payment structure other than a sales commission, is appropriate.

     5.4.  Termination for Breach. Except as expressly provided elsewhere in
           ----------------------
           this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days' written notice thereof to the other Party, or such shorter period as may be specified elsewhere in this Agreement. Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action to be completed within an express period shorter than 30 days, either Party may terminate this Agreement if the breach remains uncured after written notice thereof to the other Party. In the event that the Technology Development Agreement is terminated while this Agreement remains in full force and effect, those provisions of the Technology Development Agreement which are specifically referenced herein shall survive and shall be incorporated herein by reference.

     5.5. Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

CONFIDENTIAL

     5.6. Termination on Change of Control. In the event of a Change of Control
          --------------------------------
          of Purchase Pro by an AOL Competitor, as of the first to occur of the date of first public announcement of such transaction, the publicly announced date of execution of the principal agreement for such transaction (e.g., a Stock Purchase Agreement or Merger Agreement pursuant to which such Change in Control is to be acquired) or the publicly announced closing date of such transaction, then AOL may terminate this Agreement at any time within ninety (90) days after such first to occur date by providing thirty (30) days prior written notice of such intent to terminate. If AOL terminates this Agreement pursuant to this Section 5.5 (a) in the first two years after the Effective Date, the payments set forth in Section 3.2(a) and the fixed payment due under clause 3.2(b)(ii) shall immediately accelerate and such payments shall be retained in full by AOL, (b) in the third year after the Effective Date, the fixed payments due in Section 3.2(b) shall immediately accelerate if not yet paid and such payments shall be retained in full by AOL, or (c) during the Renewal Term, the fixed payments due in the Renewal Term shall immediately accelerate if not yet paid and such payments shall be retained in full by AOL.

     5.7. Press Releases and Media Plan. A joint press release in substantially
          -----------------------------
          the form attached hereto as Exhibit C-3 will be issued by the Parties promptly after execution of this Agreement. In addition, the Parties agree that: (a) they will conduct one joint analyst call and one joint institutional investor call with respect to this Agreement as soon as practicable after execution of this Agreement, (b) if and at such time as AOL begins to use the AOL Exchange as AOL's primary source for online procurement, Purchase Pro may issue a press release announcing that AOL has chosen the AOL Exchange and the Purchase Pro solution as the primary means of AOL's online corporate procurement, (c) AOL will re-announce this Agreement and the AOL Exchange as a reasonably prominent part of AOL's overarching business-to-business announcement (currently scheduled for June 2000), and (d) the Parties may make any other joint announcements during the Term upon which the Parties mutually agree. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated under this Agreement. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business day prior written notice of such disclosure, or such shorter period of time as is required by law from the time that the disclosing party becomes aware of the required disclosure. The failure by one Party to obtain the prior written approval of the other Party prior to issuing a Press Release (except as required by law) shall be deemed a material breach of this Agreement. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching party, in the event of such material breach, the non-breaching party may elect to either
          (a) terminate this Agreement immediately upon notice to the other Party, or (b) as liquidated damages, elect to modify the Impression Commitment by fifteen percent (15%) (either an increase in Impressions if AOL has materially breached the Agreement or a decrease in Impressions if Purchase Pro has materially breached the Agreement). The Parties agree that the liquidated damages set forth are a reasonable approximation of the injury that would be suffered by the non-breaching Party.

6.   AOL EXCHANGE AND PURCHASE PRO EXCHANGE.
     ---------------------------------------

     6.1. Access from AOL Exchange to Purchase Pro Exchange. AOL shall have the
          -------------------------------------------------
          right to determine which area(s) within the Purchase Pro Exchange shall be accessible to AOL Users from within the AOL Exchange or through the Promotions or other AOL navigational tools. Purchase Pro shall take all steps necessary to block AOL User access to areas within the Purchase Pro Exchange identified by AOL as not permissible for AOL User access.

     6.2. Terms and Conditions. AOL shall have the right to determine the
          ---------------------
          pricing, terms and conditions related to subscriptions to the AOL Exchange and all other products and services offered by AOL or Purchase Pro or the agents of either within the AOL Exchange, provided that the prices, terms, and conditions set by AOL, and the pricing components for which charges are set by AOL, shall be competitive with the prices, terms, and conditions and pricing components of the five
          (5) leading Exchanges (of which one shall be the Purchase Pro Exchange) in the e-commerce business to business market for similar subscriptions, products and services. In any event, AOL shall have the right to determine subscription fees charged to high volume buyers and to SOHO business users in AOL's sole discretion.

     6.3. Hosting. AOL will have the right to host the AOL Exchange in
          --------
          accordance with the provisions of Sections 3.4(a) and 4.3(a) the Technology Development Agreement.

     6.4. User Interface; Suppliers. AOL shall have the right to design and
          --------------------------
          control the GUI, layout, design, and "look and feel" of the Phase III Version in accordance with Section 4.3(b) of the Technology Development Agreement. AOL shall have the right to control which Suppliers have access to the AOL Exchange and which other Exchanges or Marketplaces may be linked to the AOL Exchange in accordance with
          Section 4.3(d) of the Technology Development Agreement.

     6.5. Operating Standards. Purchase Pro shall ensure that the Purchase Pro
          --------------------
          Exchange and the AOL Exchange comply with the Operating Standards set forth in Section ___ of the Technology Development Agreement; provided that if AOL elects to host (or have a third party host) the AOL Exchange in accordance with Section 6.3 above, AOL and not Purchase Pro shall be responsible for ensuring that the AOL Exchange complies with the provisions of the Technology Development Agreement which would normally be performed by the Party performing hosting activities. To the extent standards are not established in the Technology Development Agreement with respect to any aspect or portion of the Purchase Pro Exchange or the AOL Exchange, Purchase Pro or AOL (as applicable) will provide such aspect or portion at a level of accuracy, quality, completeness, and timeliness which meets or exceeds prevailing standards of Exchanges in the e-commerce business-to-business industry. In the event Purchase Pro fails to comply with any material terms of this Agreement, AOL will have the right (in addition to any other remedies available to AOL hereunder) to decrease the promotion it provides to The AOL Exchange and/or the Purchase Pro Exchange hereunder (and to decrease or cease any other contractual obligation hereunder) until such time as Purchase Pro corrects its non-compliance (and in such event, AOL will be relieved of the proportionate amount of the Impressions Commitment made to Purchase Pro by AOL hereunder corresponding to such decrease in promotion) and any revenue threshold(s) set forth in Sections 3.2 and 3.3 will each be adjusted proportionately to correspond to such decrease in promotion and other obligations during the period of non-compliance.

     6.6. Exclusive Offers/Member Benefits. Purchase Pro will generally make
          --------------------------------
          available through the AOL Exchange any special or promotional offers generally made available by or on behalf of Purchase Pro through the Purchase Pro Exchange. In addition, Purchase Pro shall make available through the AOL Exchange on a regular and consistent basis special offers exclusively available to AOL Users (the "AOL Exclusive Offers"). In addition, the Parties may discuss opportunities to create additional AOL Special Offers that are designed and funded as mutually agreed by the Parties. The AOL Exclusive Offers made available by Purchase Pro, in general, shall provide a substantial member benefit to AOL Users, either by virtue of a meaningful price discount, product enhancement, unique service benefit or other special feature and may include AOL Exclusive Offers such as those listed on Exhibit C-2 attached hereto. Purchase Pro will provide AOL with reasonable prior notice of the nature of the AOL Exclusive Offers and the commencement and ending dates of AOL Exclusive Offers so that AOL can market the availability of such AOL Exclusive Offers in the manner AOL deems appropriate in its editorial discretion, including, without limitation, inclusion of such AOL Exclusive Offers in the welcome kit for Netscape business users.

     6.7. Traffic Flow. Purchase Pro will implement prominent links or other
          ------------
          navigational tools from the Purchase Pro Exchange back to the AOL Exchange or to the AOL Properties. Purchase Pro will ensure that navigation back to the AOL Exchange or the AOL Properties from the Purchase Pro Exchange, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by Purchase Pro through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html popup window or any other similar device.

7.   NETSCAPE TOOLS, UTILITIES AND PROGRAMMING
     -----------------------------------------

     7.1  Netscape Programming. AOL will provide Purchase Pro with content and
          --------------------
          programming targeted at its business users through co-branded areas (including branding and attribution using an AOL designated name or logo, based on mutually agreed design guideline templates and other co-branding requirements). Purchase Pro will integrate AOL's content and programming throughout the Purchase Pro web based applications and will provide navigational links throughout the Purchase Pro web based applications to the co-branded areas containing the AOL programming. The Parties will mutually agree upon the nature of the specific AOL content and programming to be integrated on the Purchase Pro web based applications and the carriage/integration plan for such content and programming on the Purchase Pro web based applications. AOL will own all advertising inventory in the co-branded areas described in this
          Section 7.1, and will have the exclusive right to sell such inventory. All pages on which such content and programming appears will be served from an AOL-designated domain, such as
          http://www.purchasepro. netscape.com and AOL will record the traffic
          ------------------------------------
          for auditing/reporting purposes.

     7.2  Co-Branded Instant Messenger. Purchase Pro shall prominently promote
          ----------------------------
          and distribute a co-branded version of AOL Instant Messenger through the Purchase Pro Exchange in accordance with the terms of an AOL Instant Messenger distribution agreement (the "AIM Agreement") to be negotiated and finalized by the Parties within thirty (30) days after the Effective Date until such time as AOL's new generation instant messaging product is available for distribution through the Purchase Pro Exchange. At such time as AOL's new generation instant messaging product is available for distribution through the Purchase Pro Exchange, the Parties shall execute a new distribution agreement relevant to that product and upon such execution, and the terms of the AIM Agreement attached hereto as Exhibit G shall become null and void.

     7.3  Netscape Business Directory. AOL will integrate Purchase Pro into the
          ---------------------------
          Netscape Business Directory. Purchase Pro will offer to its business users the opportunity to be integrated into the Netscape Business Directory. All such integration will be subject to all generally applicable terms of the Netscape Business Directory, as available online, except (i) as to the payment of fees by Purchase Pro and (ii) to the extent inconsistent with or in conflict with this Agreement. Purchase Pro understands and agrees that the Netscape Business Directory product may be structured by AOL to be provided by AOL or a third party, and that, if provided by a third party, AOL shall not be required to force such third party to accept the terms of this Section 7.3, and Purchase Pro may not be able to so participate (but shall do so if requested by such third party, except (i) as to the payment of fees by Purchase Pro and (ii) to the extent inconsistent with or in conflict with this Agreement).

     7.4  Netscape Business Card. Purchase Pro will be integrated into a co-
          ----------------------
          branded Netscape Business Card (subject to all generally applicable terms thereof, except (i) as to the payment of fees by Purchase Pro and (ii) to the extent inconsistent with or in conflict with this Agreement). Purchase Pro will offer to its merchant partners and business users as an opt-in feature of any registration process on Purchase Pro's generally available Web site the opportunity to be integrated into a co-branded Netscape Business Card. Purchase Pro understands and agrees that the Netscape Business Card product may be structured by AOL to be provided by AOL or a third party, and that, if provided by a third party, AOL shall not be required to force such third party to accept the terms of this Section 7.4, and Purchase Pro may not be able to so participate (but shall do so if requested by such third party, except (i) as to the payment of fees by Purchase Pro and (ii) to the extent inconsistent with or in conflict with this Agreement).

     7.5  Netscape Browser. During the Term, Purchase Pro shall incorporate the
          ----------------
          most recent commercially released version of the Netscape browser as the default browser within all Purchase Pro products.

     7.6  CD Fulfillment. AOL shall produce one million (1,000,000) CD-ROMs
          --------------
          containing the client software for one of the AOL Properties (the specific AOL Property to be selected by AOL in its discretion) and the software supporting the Purchase Pro Exchange (the "Purchase Pro Exchange CDs") and one million (1,000,000) CD-ROMs containing the client software for one of the AOL Properties (the specific AOL Property to be selected by AOL in its discretion) and the software supporting the AOL Exchange (the "AOL Exchange CDs"). Purchase Pro shall distribute the Purchase Pro Exchange CDs in Office Depot retail outlets. The Parties shall mutually determine the method of distribution (and allocation of related costs) of the AOL Exchange CDs.

8.   MANAGEMENT COMMITTEE/ARBITRATION.
     --------------------------------

     8.1. Management Committee. The Parties will act in good faith and use
          --------------------
          commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such time frame, the Dispute will be submitted to the Management Committee for resolution. For ten (10) days following submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Dispute; provided further that the Management Committee will have the final and exclusive right to resolve Disputes arising from any provision of the Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten-day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the dispute will be subject to the resolution mechanisms described below. "Management Committee" will mean a two person committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section 8 and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable amicably to resolve the Dispute as set forth in this Section 8 and then, only in compliance with the procedures set forth in this Section 8.

     8.2. Arbitration.  Except for Disputes relating to issues of proprietary
          ------------
          rights, including but not limited to intellectual property and confidentiality, any Dispute not resolved by amicable resolution as set forth in Section 8.1 will be governed exclusively and finally by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures will not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

     8.3. Selection of Arbitrators. The arbitration panel will consist of three
          -------------------------
          arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may not be an employee or Director of the naming Party or any of its affiliates at the time or at any time during the preceding twelve months, or a consultant or contractor of the naming Party or any of its affiliates at the time or at any time during the preceding six months, but otherwise may have prior relationships with the naming Party which, in a judicial setting, would be considered a disqualifying conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working or other relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

     8.4. Governing Law. The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and
          --------------
          not state law, will govern the arbitrability of all Disputes. The arbitrators will allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators will reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

     8.5. Arbitration Awards. The arbitrators will have the authority to award
          -------------------
          compensatory damages only. Any award by the arbitrators will be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

     8.6. Fees. Each Party will pay the fees of its own attorneys, expenses of
          -----
          witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") will be borne equally by the Parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

     8.7. Non Arbitratable Disputes. Any Dispute that is not subject to final
          --------------------------
          resolution by the Management Committee or to arbitration under this
          Section 8 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the State of New York. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts situated therein, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

9.   STANDARD TERMS. The Standard Online Commerce Terms & Conditions set forth
     --------------
     on Exhibit E attached hereto and Standard Legal Terms & Conditions set forth on Exhibit F attached hereto are each hereby made a part of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                     PURCHASEPRO.COM, INC.


By: _______________________________      By: _______________________________
Name                                     Name:
Title:                                   Title:

                                              CONFIDENTIAL MATERIAL. REDACTED
                                              AND FILED SEPARATELY WITH THE
                                              COMMISSION. (2 pages redacted)

                                   EXHIBIT A

                                              CONFIDENTIAL MATERIAL. REDACTED
                                              AND FILED SEPARATELY WITH THE
                                              COMMISSION.

II. During the Term, subject to the terms and conditions hereof, Purchase Pro shall have the right to use the following Keyword Search Term which will link to the Co-Branded Site: PurchasePro.com, plus any additional keywords which are company names, domain names, trademarks, service marks, or trade names of Purchase Pro and which are proposed by Purchase Pro and approved by AOL (approval not to be unreasonably withheld).

                                   EXHIBIT B

                                  Definitions
                                  -----------


The following definitions will apply to this Agreement:

Additional Purchase Pro Channel.   Any distribution channel other than the AOL
--------------------------------
Exchange through which Purchase Pro makes available an offering comparable in nature to the AOL Exchange.

Advertising Revenues.  Aggregate cash amounts collected by AOL or its agents, as
--------------------
the case may be, arising from the license or sale of advertisements, promotions, links or sponsorships, including without limitation placement fees ("Advertisements"), that appear within the AOL Exchange, other than classified advertisements and slotting fees, less applicable Advertising Sales Commissions.

Advertising Revenue Run Rate.  Total Advertising Revenues as of the date on
-----------------------------
which the Advertising Run Rate is calculated plus all future amounts of Advertising Revenues which AOL has a bona fide and unconditional right to collect as of the date on which the Advertising Revenue Run Rate is calculated.

Advertising Sales Commission. Actual amounts paid as commission to third party
----------------------------
agencies or actual amounts paid to AOL sales staff not to exceed ten percent (10%) by either buyer or seller in connection with sale of the Advertisement.

AOL Competitor.  Amazon, AT&T, Ariba, Microsoft, Yahoo, and Commerce One  AOL
---------------
shall have the right to substitute one new entity to this list in place of an existing entity once during each year of the Term after the first such year by providing thirty (30) days advance written notice of such substitution during such year to Purchase Pro, provided that the entity added must be an Interactive Service and provided further that AOL shall not add an entity to this list after Purchase Pro has disclosed to AOL that Purchase Pro is in bona fide discussions with such party to enter into a Change of Control resulting in control of Purchase pro by such entity (until after the suspension of such discussions if unsuccessful).

AOL Exchange.  The Exchange to be developed and created by AOL and Purchase Pro
-------------
in accordance with the Technology Development Agreement and promoted by AOL hereunder.

AOL Interactive Site.  Any Interactive Site which is managed, maintained, owned
--------------------
or controlled by AOL or its agents.

AOL Look and Feel.  The elements of graphics, design, organization,
------------------
presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the AOL Service or AOL.com.

AOL Member.  Any authorized user of the AOL Service, including any sub-accounts
----------
using the AOL Service under an authorized master account.

AOL Network.  (i) The AOL Service, (ii) AOL.com, (iii) CompuServe, (iv)
-----------
Netcenter, and (vi) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its affiliates worldwide (and including those properties excluded from the definitions of the AOL Properties). It is understood and agreed that the rights of Purchase Pro relate only to the AOL Properties and the partner sites expressly identified in the Initial Carriage Plan and not generally to the AOL Network.

AOL Post-Term Subscriber.  Any person or entity who registers within the AOL
-------------------------
Exchange after termination or expiration of the Term or enters the Purchase Pro Exchange and exhibits an AOL "tag" after termination or expiration of the Term, unless such person or entity is an AOL Subscriber.

AOL Properties.  AOL Service, AOL.com, CompuServe and Netcenter.
----------------

AOL Subscriber. Any person or entity who registers within the AOL Exchange
--------------
during the Term or enters the Purchase Pro Exchange and exhibits an AOL "tag" during the Term. Any person or entity who has previously satisfied the definition of AOL Subscriber will remain an AOL Subscriber, and any Transaction Revenues generated by such person or entity will be subject to this Agreement, in perpetuity.

AOL Service. The standard narrow-band U.S. version of the America Online(R)
-----------
brand
service, specifically excluding (a) AOL.com, Netcenter or any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Electra", "Thrive", "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online(R) brand service, (e) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand service,
(g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (h) any other version of an America Online service which is materially different from the standard narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL User.  Any user of the AOL Service, AOL.com, CompuServe, Digital City,
--------
Netcenter, or the AOL Network.

AOL.com.  AOL's primary Internet-based Interactive Site marketed under the
-------
"AOL.COM(TM)" brand, specifically excluding (a) the AOL Service, (b) Netcenter,
(c) any international versions of such site, (d) "ICQ," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through such site which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

Change of Control.  (a) The consummation of a reorganization, merger or
-----------------
consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

Component Products.  Any of the following products or services:  (i)
------------------
communications or community tools, products or services (e.g., instant messaging, chat, voice-activated chat, voice message, IP telephony, e-mail, message boards), (ii) search engines, navigation services, or directories/listings (e.g., web search, white pages, yellow pages, member directories, open directories), (iii) personalization services (e.g., homesteading/personal web publishing, calendar functions, "You've Got Pictures" or other similar photographic services), (iv) shopping guides, decision guides, `robots', or other similar shopping or decision aids, or (v) commerce/content aggregation.

CompuServe.  The standard, narrow-band U.S. version of the CompuServe brand
----------
service, specifically excluding (a) any international versions of such service,
(b) any web-based service including "compuserve.com", "cserve.com" and "cs.com", or any similar product or service offered by or through the U.S. version of the CompuServe brand service, (c)

Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content and (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services and/or functionality materially different from the Content, distribution, services and/or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer and (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the Effective Date.

Confidential Information.  Any information relating to or disclosed in the
------------------------
course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, AOL Users, AOL Subscribers and Purchase Pro customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. The foregoing definition notwithstanding, a party's confidentiality obligations hereunder shall not apply to "Confidential Information" (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

Content.  Text, images, video, audio (including, without limitation, music used
-------
in synchronism or timed relation with visual displays) and other data, products, advertisements, promotions, URLs, links, pointers and software, including any modifications, upgrades, updates, and enhancements thereto and related documentation.

Exchange.   An on-line aggregation of Marketplaces enabling customers to
--------
purchase, sell and otherwise procure goods and services over the Internet across a multitude of vertical and horizontal business markets, industries and segments.

Impression.  User exposure to the applicable Promotion, as such exposure may be
----------
reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

Interactive Service.  An entity offering as a substantial portion of its
-------------------
business one or more of the following: (i) online or Internet access and connectivity services (e.g., an ISP or VISP) sold or offered for free under its own brands or trademarks or as a product or service which another entity may private label or co-brand; (ii) an interactive site or service competitive with one or more of the AOL Properties and featuring a broad selection of aggregated third party interactive text, images, video, or audio content covering a broad range of subjects and targeted at a broad audience (e.g., a major portal or an online service); (iii) a search and directory service that searches over a broad range of categories of Internet websites, but not a content or e-commerce site focused on or marketing or selling a narrow or specific selection of products or selected subject range or targeted at a specific or selected demographic group or a retailer focused on a specific market or vertical category, or (iv) a license to offer to end-users through an Interactive Site communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

Interactive Site. The aggregate pages of an interactive website or area,
----------------
including, by way of example and without limitation, (i) an Purchase Pro site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network.

Keyword Search Terms.  (a) The Keyword(TM) online search terms made available on
--------------------
the AOL Service, combining AOL's Keyword(TM) online search modifier with a term or phrase specifically related to Purchase Pro (and determined in accordance with the terms of this Agreement), and (b) the Go Word online search terms made available on CompuServe, combining CompuServe's Go Word online search modifier with a term or phrase specifically related to Purchase Pro and determined in accordance with the terms of this Agreement).

Licensed Content.  All Content offered by Purchase Pro through the AOL Exchange
----------------
or the Purchase Pro Exchange pursuant to this Agreement or otherwise provided by Purchase Pro or on its behalf by its agents in connection herewith

(e.g., offline or online promotional Content, Promotions, AOL "slideshows", etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

Marketplace.   A public or private interactive on-line network for the purchase,
-----------
sale and procurement of goods and services over the Internet in a specific business market, industry or segment, including all related service and content offerings.

Netcenter.   Netscape's  primary Internet-based Interactive Site marketed under
---------
the "Netscape Netcenter(TM)" brand, specifically excluding (a) the AOL Service,
(b) AOL.com, (c) any international versions of such site, (d) "ICQ," "AOL Netfind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News," "Digital City(TM)," or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g. Custom Netcenters built specifically for third parties).

Netscape.  Netscape Communications Corporation, a wholly owned subsidiary of
--------
AOL.

Post-Term AOL Transaction Revenues.  Aggregate amounts generated in connection
----------------------------------
with access to, or products or services provided to any Purchase Pro Post-Term Subscriber who enters the AOL Exchange from the Purchase Pro Exchange, including, without limitation, slotting fees, classified advertising fees, subscription fees, license fees, group buying fees, transaction processing fees, seminar fees, administration fees, transaction fees and revenue shares payable to AOL, but excluding amounts collected for sales or use taxes or duties (if any), actual shipping charges paid to third parties, Advertising Revenues, revenue shares and sales commissions payable by AOL to third parties, and actual costs incurred by AOL in connection with operating the AOL Exchange and providing such products and services plus ten percent of such actual costs. Post-Term AOL Transaction revenues shall not in any event include subscription fees paid to Purchase Pro by Purchase Pro Post-Term Subscribers.

Post-Term Purchase Pro Transaction Revenues.  Aggregate amounts generated in
-------------------------------------------
connection with access to, or products or services provided to any AOL Post-Term Subscriber who enters the Purchase Pro Exchange from the AOL Exchange, including, without limitation, slotting fees, classified advertising fees, subscription fees, license fees, group buying fees, transaction processing fees, seminar fees, administration fees, transaction fees and revenue shares payable to Purchase Pro, but excluding amounts collected for sales or use taxes or duties (if any), actual shipping charges paid to third parties, amounts that would be considered Advertising Revenues if they had been collected by AOL, revenue shares and sales commissions payable by Purchase Pro to third parties, and actual costs incurred by Purchase Pro in connection with operating the Purchase Pro Exchange and providing such products and services plus ten percent of such actual costs. Post-Term Purchase Pro Transaction revenues shall not in any event include subscription fees paid to AOL by AOL Post-Term Subscribers.

Promotions.  The promotions described on Exhibit A, any comparable promotions
----------
delivered by AOL in accordance with Section 1.1, and any additional promotions of the AOL Exchange provided by AOL (including, without limitation, additional Keyword Search Terms and other navigational tools, and any Purchase Pro trademarks or logos or any headline, picture, story, teaser, icon, link or any other content or service which originates from, describes or promotes Purchase
Pro).

Purchase Pro Competitor. Ariba, Commerce One, I2, Intelisys, and VerticalNet.
-----------------------
Purchase Pro shall have the right to (a) add one entity to this list during the first year after the Effective Date by providing thirty (30) days advance written notice to AOL of the entity to be added, provided that the entity added must be the platform provider for an Exchange or

Marketplace and (b) substitute one new entity to this list in place of an existing entity once during each year of the Term after the first such year by providing thirty (30) days advance written notice of such substitution during such year to AOL of the entity to be added and the entity to be removed, provided that the entity added must be the platform provider for an Exchange or Marketplace.

Purchase Pro Interactive Site. Any Interactive Site (other than the AOL Exchange
-----------------------------
and any Purchase Pro "private marketplace") which is managed, maintained, owned or controlled by Purchase Pro.

Purchase Pro Exchange.  Any Exchange owned, operated, or maintained by Purchase
---------------------
Pro (in whole or in part) which is accessible from the AOL Exchange either directly or indirectly.

Purchase Pro Post-Term Subscriber.  Any person or entity who registers within
---------------------------------
the Purchase Pro Exchange, unless such person or entity is an AOL Subscriber.

Registered Users.  All persons or entities who enter the AOL Exchange or a Third
----------------
Party Exchange and pass through the registration process therefor. Each individual user within a legal entity (e.g., each employee of a corporation) shall be counted as a separate Registered User.

Remnant Inventory.   Advertising inventory which is unsold at the end of the
-----------------
business day prior to the day on which that inventory will run. If Purchase Pro has purchased Remnant Inventory, Purchase Pro's creative will be slotted into such unsold inventory by AOL from time to time in accordance with internal AOL policies. AOL does not guarantee that Remnant Inventory Impressions will be delivered on any particular day(s) or that such Impressions will be delivered evenly over the Term. Further, AOL does not guarantee placement on any particular screen or group of screens (except that Channel level Remnant Inventory will be run only within the specified Channel).

Renewal Term.  See Section 5.2.
------------

Run of Service Inventory.  A collection of inventory made up of all areas of the
------------------------
relevant AOL property or service. If Advertiser has purchased Run of Service Inventory, AOL will place Advertiser's creative in different locations throughout the relevant property or service in accordance with AOL internal policies. Run of Service Impressions will be delivered reasonably evenly over a given time period. Advertiser may not control placement within a Run of Service Inventory purchase and AOL does not guarantee placement on any particular screen or group of screens (except that Run of Channel Inventory will be run only in the specified Channel).

Term.  See Section 5.1.
----

Third Party Exchange.  See Section 2.1.
--------------------

Third Party Transaction Revenues.  (a) Aggregate amounts of Purchase Pro or AOL
--------------------------------
gross revenue generated in connection with access to, or products or services provided in connection with a Third Party Exchange, including, without limitation, slotting fees, classified advertising fees, subscription fees, integration fees, maintenance fees, production fees, license fees, group buying fees, web site development fees, hosting fees, catalog building services fees, transaction processing fees, seminar fees, administration fees, transaction fees and revenue shares payable to Purchase Pro or AOL, but excluding amounts collected for sales or use taxes or duties (if any), actual shipping charges paid to third parties, Advertising Revenues revenue shares and sales commissions payable by Purchase Pro or AOL to third parties, and actual costs incurred by Purchase Pro in connection with operating such Third Party Exchange and providing such products and services plus ten percent of such actual costs; and (b) aggregate amounts generated in connection with access to, or products or services provided to any user who originated in a Third Party Exchange in connection with the Purchase Pro Exchange, including, without limitation, slotting fees, classified advertising fees, subscription fees, integration fees, maintenance fees, production fees, license fees, group buying fees, web site development fees, hosting fees, catalog building services fees, transaction processing fees, seminar fees, administration fees, transaction fees and revenue shares payable to Purchase Pro, but excluding amounts collected for sales or use taxes or duties (if any), actual shipping charges paid to third parties, amounts that would be considered Advertising Revenues if they had been collected by AOL, revenue shares and sales commissions payable by Purchase Pro to third parties, and actual costs incurred by

Purchase Pro in connection with operating such Third Party Exchange and providing such products and services plus ten percent of such actual costs.

Third Party Transaction Revenue Run Rate.  Total Third Party Transaction
----------------------------------------
Revenues earned as of the date on which the Third Party Transaction Revenue Run Rate is calculated plus all future amounts of Third Party Transaction Revenues for twelve (12) months which either Party has a bona fide and unconditional right to collect as of the date on which the Third Party Transaction Revenue Run Rate is calculated. Specifically, subscription revenues shall be calculated as follows for the purposes of determining Third Party Transaction Revenue Run
Rate: Third Party Transaction Revenue Run Rate shall include future subscription revenues for twelve (12) months for each then-current subscriber to the Third Party Exchange, minus one percent (1%) per month of such subscription revenues.

Transaction Revenues.  (a) Aggregate amounts of Purchase Pro or AOL gross
--------------------
revenue generated in connection with access to, or products or services provided in connection with, the AOL Exchange, including, without limitation, slotting fees, classified advertising fees, subscription fees, integration fees, maintenance fees, production fees, license fees, group buying fees, web site development fees, hosting fees, catalog building services fees, transaction processing fees, seminar fees, administration fees, transaction fees and revenue shares payable to Purchase Pro or AOL, but excluding amounts collected for sales or use taxes or duties (if any), actual shipping charges paid to third parties, Advertising Revenues, revenue shares and sales commissions payable by Purchase Pro or AOL to third parties, and actual costs incurred by Purchase Pro in connection with operating the AOL Exchange and providing such products and services plus ten percent of such actual costs; and (b) aggregate amounts generated in connection with access to, or products or services provided to any AOL Subscriber in connection with the Purchase Pro Exchange, including, without limitation, slotting fees, classified advertising fees, subscription fees, integration fees, maintenance fees, production fees, license fees, group buying fees, web site development fees, hosting fees, catalog building services fees, transaction processing fees, seminar fees, administration fees, transaction fees and revenue shares payable to Purchase Pro, but excluding amounts collected for sales or use taxes or duties (if any), actual shipping charges paid to third parties, amounts that would be considered Advertising Revenues if they had been collected by AOL, revenue shares and sales commissions payable by Purchase Pro to third parties, and actual costs incurred by Purchase Pro in connection with operating the Purchase Pro Exchange and providing such products and services plus ten percent of such actual costs.

Transaction Revenue Run Rate.  Total Transaction Revenues earned as of the date
----------------------------
on which the Transaction Revenue Run Rate is calculated plus all future amounts of Transaction Revenues for twelve (12) months which either Party has a bona fide and unconditional right to collect as of the date on which the Transaction Revenue Run Rate is calculated. Specifically, subscription revenues shall be calculated as follows for the purposes of determining Transaction Revenue Run
Rate: Transaction Revenue Run Rate shall include future subscription revenues for twelve (12) months for each then-current AOL Subscriber, minus one percent (1%) per month of such subscription revenues.

Vertical Entity.  Each entity doing business in a certain vertical market, in
---------------
the event that AOL refers to Purchase Pro an entity which is among the leaders of that vertical market if that vertical market is not served by the Purchase Pro Exchange at the time of such referral.

Vertical Entity Transaction Revenues.  Aggregate amounts of Purchase Pro or AOL
------------------------------------
gross revenue generated in connection with access to, or products or services provided in connection with, the Purchase Pro Exchange with regard solely to Vertical Entities, including, without limitation, slotting fees, classified advertising fees, subscription fees, integration fees, maintenance fees, production fees, license fees, group buying fees, web site development fees, hosting fees, catalog building services fees, transaction processing fees, seminar fees, administration fees, transaction fees and revenue shares payable to Purchase Pro or AOL, but excluding amounts collected for sales or use taxes or duties (if any), actual shipping charges paid to third parties, amounts that would be Advertising Revenues if collected by AOL, revenue shares and sales commissions payable by Purchase Pro or AOL to third parties, and actual costs incurred by Purchase Pro in connection with operating the Purchase Pro Exchange and providing such products and services plus ten percent of such actual costs.

Vertical Entity Transaction Revenue Run Rate.  Total Vertical Entity Transaction
--------------------------------------------
Revenues earned as of the date on which the Vertical Entity Transaction Revenue Run Rate is calculated plus all future amounts of Vertical Entity Transaction

Revenues for twelve (12) months which either Party has a bona fide and unconditional right to collect as of the date on which the Vertical Entity Transaction Revenue Run Rate is calculated.

                                  EXHIBIT C-1

Purchase Pro Cross-Promotion
----------------------------

A. Within the main Purchase Pro Interactive Site which Purchase Pro uses to operate the Purchase Pro Exchange, Purchase Pro shall include the following (collectively, the "AOL Promos"): (i) a promotional banner or button (at least 90 x 30 pixels or 70 x 70 pixels in size) appearing "above the fold" on the first screen of such Purchase Pro Interactive Site, to promote the AOL Service in accordance with the terms of AOL's Affiliate program (including the payment of bounties by AOL), the terms of which can be found at www.affiliate.aol.com; and (ii) a "Netscape Now" feature (at least 90 x 30 pixels or 70 x 70 pixels in size) through which users can obtain promotional information about Netscape products or services download or order the then-current version of client software for such Netscape products or services in accordance with the terms of the Netscape Affiliate program (including the payment by AOL of bounties) which can be found at http://www.netscape.com/affiliate/welcome.html. In addition, within such Purchase Pro Interactive Site, Purchase Pro shall provide prominent promotion for the keywords granted to Purchase Pro hereunder.

B. In Purchase Pro's television, radio, print and "out of home" (e.g., buses and billboards) advertisements for the Purchase Pro Exchange and in articles or items featuring such Purchase Pro Exchange in publications, programs, features or other forms of media over which Purchase Pro exercises at least partial editorial control beyond mere regulation or approval of the use of Purchase Pro's name, logo or trademarks, Purchase Pro will include one or more specific references or mentions of the availability of the AOL Exchange through the AOL Network in the same manner as references to the Purchase Pro Exchange (e.g., verbal if the reference to the Purchase Pro Exchange is verbal), which are at least as prominent as any references that Purchase Pro makes to the location of the Purchase Pro Exchange (by way of site name, related company name, URL or otherwise), and will promote AOL as a major access provider in a manner at least as prominent as any promotion provided by Purchase Pro to any other Interactive Service. Without limiting the generality of the foregoing, Purchase Pro's listing of the "URL" for the Purchase Pro Exchange will be accompanied by an equally prominent listing of the "keyword" term on AOL for the AOL Exchange. This will be done with the following treatment:
     "America Online Keyword: PurchasePro.com" or another AOL-approved method.

C. Upon AOL's request, the Purchase Pro Exchange shall prominently promote the AOL Component Products then-available through the AOL Exchange. Purchase Pro shall not be required to pay AOL any fees to license such AOL Component Products.

                                  EXHIBIT C-2

                             AOL Exclusive Offers
                             --------------------

 .    Three free months (i.e., no subscription fee) of participation in the AOL
     Exchange
 .    One Hundred Dollars ($100) "shopping certificate" (or equivalent) to spend on products within the AOL Exchange

                                  EXHIBIT C-3

                              Joint Press Release
                              -------------------


 AMERICA ONLINE AND PURCHASEPRO.COM JOIN FORCES IN STRATEGIC ALLIANCE TO CREATE
                             UNIVERSAL B2B EXCHANGE

    Multi-Million Dollar Development and Marketing Agreement To Create Next
             Generation E-Marketplaces For Businesses Of All Sizes


DULLES, VA and LAS VEGAS, NV (March 20, 2000) - America Online, Inc. (NYSE:
AOL), the world's leading interactive services company, and PurchasePro.com (NASDAQ: PPRO), the leader in browser-based, business-to-business electronic commerce, today announced a three-year strategic alliance to provide business users of several AOL brands with a complete electronic commerce solution powered by PurchasePro.com. Under the agreement, the companies will co-develop future technologies and business exchanges to better enable businesses of all sizes and across all industries to increase sales and reduce supply costs.

     The companies will co-develop a business exchange for the millions of business users across AOL, AOL.COM, CompuServe and Netscape Netcenter. PurchasePro.com will power the easy-to-use, interactive marketplace with its robust leading browser-based e-commerce solution allowing users to source, bid, negotiate, buy and sell their products and services across multiple vertical and horizontal business markets. The exchange interfaces will be tailored specifically to the size and type of business. The co-branded AOL/PurchasePro.com business marketplace is expected to roll out by the end of second quarter 2000.

     "Our strategic alliance with PurchasePro.com will enable us to work together to deliver the most advanced, scalable, end-to-end e-commerce solution to businesses of all sizes," said Bob Pittman, President and Chief Operating Officer of America Online, Inc.. "Our co-branded marketplace will deliver each business a solution that will give them the ability to manage the electronic buying and selling process with greater ease-of-use and convenience."

     "Together, AOL and PurchasePro.com will create the future of B2B electronic commerce - a flexible commerce exchange platform that integrates millions of business users across the AOL brands into a powerful mass marketplace," said Charles E. Johnson, Chairman and CEO of PurchasePro.com. "Our relationship with AOL further solidifies our leadership position in reaching the critical mass of businesses with our browser-based end-to-end solution."

     "By adding the breadth of PurchasePro.com's resources to our current business-to-business offerings, we can offer users of our key brands a complete e-commerce solution, providing real value by saving them both time and money," said Jim Martin, Senior Vice President and General Manager of Netscape Netcenter.

     AOL and PurchasePro.com will create this next generation B2B marketplace by combining their existing, proprietary technologies with new technologies to be co-developed and co-owned by the two companies. The marketplace will be entirely browser-based and will facilitate e-commerce for the smallest to the largest of businesses. Under terms of the agreement the companies will jointly develop future functionality that will continue to revolutionize the B2B sector. A blended team of AOL and PurchasePro.com product engineers will lead the development process.

     In addition, PurchasePro.com will distribute a co-branded version of AOL Instant Messenger (AIM) on its Web site, www.purchasepro.com, enabling PurchasePro.com customers to easily communicate with buyers, suppliers and others in real time.

     The AOL/PurchasePro.com business exchange will allow any sized company to easily interact with its own suppliers, reducing purchasing costs significantly. In addition, the marketplace will link businesses with new buyers and suppliers to increase sales and develop new efficiencies, with every step of the buying and selling relationships occurring online.

     Under the agreement, the two companies will share advertising and transaction revenue and AOL will have the opportunity to earn performance-based warrants.

About America Online, Inc.

Founded in 1985, America Online, Inc., based in Dulles, VA, is the world's leader in interactive services, Web brands, Internet technologies and e-commerce services. America Online, Inc. operates two worldwide Internet services:
America Online, with more than 21 million members, and CompuServe, with more than 2.5 million members; several leading Internet brands including ICQ, AOL Instant Messenger and Digital City, Inc.; the Netscape Netcenter and AOL.COM portals; the Netscape Navigator and Communicator browsers; AOL MovieFone, the nation's No. 1 movie listing guide and ticketing service; Spinner Networks and NullSoft, Inc., leaders in Internet music; and Digital Marketing Services, a company specializing in online rewards programs and online market research. Through its strategic alliance with Sun Microsystems, the company develops and offers easy-to-deploy, end-to-end e-commerce and enterprise solutions for companies operating in the Net Economy.

About PurchasePro.com

PurchasePro.com is a leading provider of Internet business-to-business electronic commerce services. The company's e-commerce solution is composed of public and private marketplaces where businesses can buy and sell a wide range of products and services in an efficient, competitive and cost-effective manner. The Company has designed its e-marketplaces to meet the needs of customers and their strategic business partners.

A key element of its strategy is to develop sales and marketing relationships, such as those it has with IBM, Sprint Corporation, Advanstar Communications and Office Depot, Inc. The company provides extensive support and training programs. For more information, call toll-free at 888/830-4600 or in Las Vegas at 702/316-7000. PurchasePro.com may be accessed at its Web site, www.purchasepro.com.

#   #   #

NOTE TO EDITORS: PurchasePro.com is a trademark of PurchasePro.com, Inc. All other trademarks or registered trademarks are the property of their respective owners.

This press release includes forward looking statements which are subject to a number of risks and uncertainties, including the risks and uncertainties associated with rapidly changing technologies such as the Internet, the risks of technology development and the risks of competition. Actual results could differ materially. For more information about these risks and uncertainties, see the SEC filings of PurchasePro.com, Inc, including the section entitled "Factors That May Affect Results" in its 10-Q filing for the quarterly period ended December 31, 1999 and the section entitled "Risk Factors" in its registration statement on Form S-1/A filed on February 10, 2000 with the Securities and Exchange Commission, which is available from the company on request and on the Internet at the SEC's Website, www.sec.gov.

MEDIA CONTACTS:

America Online
David Theis
703-265-1491

PurchasePro.com
Anthony Timmons
(702) 316-7000
Shandwick International
Tom Tanno/Tawana Clark
(310) 785-9002

INVESTOR CONTACTS:

PurchasePro.com

Richard St. Peter, CFO
(702) 316-7000
Morgen-Walke Associates
Brooke Deterline
(415) 296-7383

                                   EXHIBIT D

                            [INTENTIONALLY DELETED]

                                   EXHIBIT E

                  Standard Online Commerce Terms & Conditions
                  -------------------------------------------

1.   Provision of Other Content. In the event that AOL notifies Purchase Pro
     --------------------------
that (i) as reasonably determined by AOL, any Content within the AOL Exchange violates AOL's then-standard Terms of Service (as set forth on the America Online brand service at Keyword term "TOS"), for the AOL Service or any other AOL Property, AOL's advertising policies, or the terms of this Agreement or (ii) AOL reasonably objects to the inclusion of any Content within the AOL Exchange (other than any specific items of Content which may be expressly identified in this Agreement), then Purchase Pro will take commercially reasonable steps to block access by AOL Users to such Content using Purchase Pro's then-available technology. In the event that Purchase Pro cannot, through its commercially reasonable efforts, block access by AOL Users to the Content in question, then Purchase Pro will provide AOL prompt written notice of such fact. AOL may then, at its option, restrict access from the AOL Network to the Content in question using technology available to AOL. Purchase Pro will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

2.   Contests.  Purchase Pro will take all steps necessary to ensure that any
     --------
contest, sweepstakes or similar promotion conducted or promoted through the AOL Exchange (a "Contest") complies with all applicable federal, state and local laws and regulations.

3.   Navigation.  Subject to Section 1.6 of the Agreement, AOL will be entitled
     ----------
to establish navigational icons, links and pointers connecting the AOL Exchange (or portions thereof) with other content areas on the AOL Network. Additionally, in cases where an AOL User performs a search for Purchase Pro through any search or navigational tool or mechanism that is accessible or available through the AOL Network (e.g., Promotions, Keyword Search Terms, or any other promotions or navigational tools), AOL shall have the right to direct such AOL User to the AOL Exchange or the Purchase Pro Exchange, or any other public Purchase Pro Exchange or Marketplace determined by AOL in its reasonable discretion.

4.   AOL Look and Feel. Purchase Pro acknowledges and agrees that AOL will own
     -----------------
all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the AOL Network, subject to Purchase Pro's ownership rights in the Platform and the Purchase Pro Exchange and any Purchase Pro trademarks or copyrighted material within the AOL Exchange. Purchase Pro acknowledges and agrees that AOL owns all right, title, and interest in and to the AOL frame (and any other visible elements of client software) appearing around the AOL Exchange or the Purchase Pro Exchange when an AOL User is viewing such Exchange.

5.   Management of the AOL Exchange. Purchase Pro will review, delete, edit,
     ------------------------------
create, update and otherwise manage the AOL Exchange, in a timely and professional manner and in accordance with the terms of this Agreement. The AOL Exchange shall comply with AOL's then-current Terms of Service and any similar then-current terms for the other AOL Properties, AOL's then-current advertising standards, and any other standard terms which AOL chooses to implement regarding the AOL Exchange (collectively, the "AOL Policies"). AOL shall provide Purchase Pro with copies of, or online access to, each of the AOL Policies, and any changes thereto, at least thirty (30) days prior to the date on which such policies or changes become effective. Purchase Pro represents and warrants that it will take all necessary steps to ensure that the AOL Exchange complies with all applicable laws and regulations and the AOL Policies. AOL will have no obligations with respect to the Content or Products available on or through the AOL Exchange, including, but not limited to, any duty to review or monitor any such Content or Products.

6.   Management of the Purchase Pro Exchange. Purchase Pro will review, delete,
     ---------------------------------------
edit, create, update and otherwise manage the Purchase Pro Exchange, in a timely and professional manner and in accordance with the terms of this Agreement. Purchase Pro represents and warrants that it will take all necessary steps to ensure that the Purchase Pro Exchange complies with all applicable laws and regulations.

7.   Purchase Pro Content. Purchase Pro warrants that the Licensed Content: (i)
     --------------------
will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate AOL's then-applicable Terms of Service for the AOL Service or any other AOL Property, or AOL's ad policies; and
(iii) will not violate any applicable law or regulation, including those relating to contests, sweepstakes or similar promotions. Additionally, Purchase Pro represents and warrants that it owns or has a valid license to all rights to any Licensed Content for use in AOL "slideshow" or other formats embodying elements such as graphics, animation and sound, free and clear of all encumbrances and without violating the rights of any other person or entity. Except as contemplated by Section 5.7 of this Agreement, Purchase Pro shall not in any manner state or imply that AOL recommends or endorses Purchase Pro or Purchase Pro's Content (e.g., no statements that Purchase Pro is an "official" or "preferred" provider of products or services for AOL).

8.   Duty to Inform. Each party will promptly inform other party of any
     --------------
information related to the AOL Exchange or the Purchase Pro Exchange which such party believes is reasonably likely to lead to a claim, demand, or liability of or against AOL, Purchase Pro and/or the affiliates of either by any third party.

9.   Customer Service.  Purchase Pro will be responsible for performing all
     ----------------
customer service with regard to the Purchase Pro Exchange. AOL and Purchase Pro will each perform customer service responsibilities with regard to the AOL Exchange in accordance with Sections 2, 3, and 4 of the Technology Development Agreement.

10.  Overhead Accounts. To the extent AOL has granted Purchase Pro any overhead
     -----------------
accounts on the AOL Service, Purchase Pro will be responsible for the actions taken under or through its overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any overhead Account issued to Purchase Pro, but Purchase Pro will not be liable for charges incurred by any overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all overhead accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any overhead account.

11.  Navigation Tools. Any Keyword Search Terms to be directed to the AOL
     ----------------
Exchange shall be (i) subject to availability for use by Purchase Pro and (ii) limited to the combination of the Keyword search modifier combined with a registered trademark of Purchase Pro (e.g. "AOL keyword: XYZ Company Name"). AOL reserves the right to revoke at any time Purchase Pro's use of any Keyword Search Terms which do not incorporate one or more registered trademarks or registered service marks of Purchase Pro. Purchase Pro acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest Purchase Pro holds in the company name, domain name, trademark, service mark, trade name or other search modifier relating to Purchase Pro that is part thereof (the "Purchase Pro Referent") when utilized independent of the Keyword Search Term. Without limiting the generality of the foregoing or the rights of Purchase Pro to use and/or register the Purchase Pro Referent independent of the Keyword Search Term , (i) Purchase Pro will not: (a) attempt to register or otherwise obtain trademark protection in any Keyword Search Term; or (b) use any Keyword Search Term, except for the purposes expressly required or permitted under this Agreement and (ii) AOL will not: (a) attempt to register or otherwise obtain trademark or service mark protection in or other registration of any Purchase Pro Referent; or (b) use any Purchase Pro Referent, except for the purposes expressly required or permitted under this Agreement. To the extent AOL allows AOL Users to "bookmark" the URL or other locator for the AOL Exchange, such bookmarks will be subject to AOL's control at all times. Upon the termination of this Agreement, Purchase Pro's rights to any Keyword Search Terms and bookmarking will terminate (without affecting Purchase Pro's rights in and to the Purchase Pro Referent).

12.  Merchant Certification Program. If and to the extent applicable to Purchase
     ------------------------------
Pro and the development and operation of the AOL Exchange, Purchase Pro will participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors, other than with respect to the payment of fees or inconsistent with this Agreement or the Technology Agreement. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.

13.  Reward Programs. On the AOL Exchange, Purchase Pro shall not offer,
     ---------------
provide, implement or otherwise make available any promotional programs or plans that are intended to provide customers with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or purchase of, the products or services through use of the AOL Exchange (e.g., a promotional program similar to a "frequent flier" program), unless such promotional program or plan is provided exclusively through AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards."

14.  Search Terms. To the extent this Agreement sets forth any mechanism by
     ------------
which the AOL Exchange will be promoted in connection with specified search terms within any AOL product or service, Purchase Pro hereby represents and warrants that Purchase Pro has all consents, authorizations, approvals, licenses, permits or other rights necessary for Purchase Pro to use such specified search terms. Notwithstanding the foregoing, AOL shall have the right to suspend the use of any search term if AOL has reason to believe continued use may subject AOL to liability or other adverse consequences.

                                   EXHIBIT F

                       Standard Legal Terms & Conditions
                       ---------------------------------

1.   Promotional Materials/Press Releases.  Each Party will submit to the other
     ------------------------------------
Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, or other promotional materials, excluding Press Releases, related to the AOL Exchange, the Purchase Pro Exchange and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Promotional Materials"); provided, however, that either Party's use of screen shots of the AOL Exchange for promotional purposes will not require the approval of the other Party so long as America Online(R) is clearly identified as the source of such screen shots; and provided further, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials, will not require the approval of the other Party. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the AOL Exchange and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

2.   License.  Subject to the other provisions of this Agreement, Purchase Pro
     -------
hereby grants AOL a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, transmit and promote the Purchase Pro Exchange and the Licensed Content (or any portion thereof, including, without limitation, any Licensed Content contained within the AOL Exchange) through such areas or features of the AOL Network as AOL deems appropriate. Purchase Pro acknowledges and agrees that the foregoing license permits AOL to distribute portions of the Licensed Content in synchronism or timed relation with visual displays prepared by Purchase Pro or AOL (e.g., as part of an AOL "slideshow"). In addition, AOL Users will have the right to access and use the AOL Exchange and the Purchase Pro Exchange upon proper registration and payment of applicable subscription and other fees associated with such access and use.

3.   Trademark License. In designing and implementing the Materials and subject
     -----------------
to the other provisions contained herein, Purchase Pro will be entitled to use the following trade names, trademarks, and service marks of AOL: the "America Online(TM)" brand service, "AOL(TM)" service/software and AOL's triangle logo; and AOL and its affiliates will be entitled to use the trade names, trademarks, and service marks of Purchase Pro for which Purchase Pro holds all rights necessary for use in connection with this Agreement (collectively, together with the AOL marks listed above, the "Marks"); provided that such Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice and
(iii) complies with Section 5 of this Exhibit G.

4.   Ownership of Trademarks.  Each Party acknowledges the ownership right of
     -----------------------
the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

5.   Quality Standards.  Each Party agrees that the nature and quality of its
     -----------------
products and services supplied in connection with the other Party's Marks will conform to quality standards reasonably set by the other Party. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6.   Infringement Proceedings.  Each Party agrees to promptly notify the other
     ------------------------
Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance, at the other Party's expense and reasonable written request, with respect to any such infringement proceedings.

7.   Representations and Warranties.  Each Party represents and warrants to the
     ------------------------------
other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

Purchase Pro hereby represents and warrants that it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to operate the AOL Exchange and the Purchase Pro Exchange.

8.   Confidentiality.  Each Party acknowledges that Confidential Information may
     ---------------
be disclosed to it by the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who have a reasonable need to access and/or use such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section (either specifically or pursuant to a general confidentiality obligation or agreement). Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.   Limitation of Liability; Disclaimer; Indemnification.
     ----------------------------------------------------

9.1    Liability.  UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE
----------------
OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE USE OR INABILITY TO USE THE AOL NETWORK, THE AOL SERVICE, AOL.COM, THE AOL EXCHANGE OR THE PURCHASE PRO EXCHANGE, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 9.3. EXCEPT AS PROVIDED IN SECTION 9.3, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED THE AGGREGATE AMOUNT OF FIXED GUARANTEED PAYMENT OBLIGATIONS OWED BY PURCHASE PRO HEREUNDER IN THE YEAR IN WHICH THE EVENT GIVING RISE TO LIABILITY OCCURS; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO THE AGREEMENT.

9.2    No Additional Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS
-------------------------------
AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PURCHASE PRO EXCHANGE, THE AOL EXCHANGE, THE AOL NETWORK OR THE AOL PROPERTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH PARTY SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE AOL EXCHANGE. Notwithstanding the foregoing, nothing contained in this Agreement shall restrict or limit in any way, any duty, representation, or warranty of either Party pursuant to the Technology Development Agreement.

9.3    Indemnity.  Each Party will defend, indemnify, save and hold harmless the
----------------
other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation or warranty of this Agreement.

9.4    Claims. If a Party entitled to indemnification hereunder (the
-------------
"Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten (10) business days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) business day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party unless such Party disputes in good faith that it has an obligation to Indemnify against such Action.

In the event the Indemnifying Party disputes in good faith that it has an obligation to indemnify against such Action, the Indemnified Party shall proceed to defend the Action until such time as the dispute is resolved in accordance with Section 8 if this Agreement. If, upon resolution of the dispute, the Indemnifying Party is found to have an obligation to defend the Action, the Indemnifying Party shall promptly reimburse the Indemnified Party for all reasonable costs incurred in defending the Action during the period of dispute resolution. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) business day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder (if any), to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will reasonably cooperate, at its own expense, unless such Party disputes in good faith that it has an obligation to Indemnify against such Action, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. In the event the Indemnifying Party disputes in good faith that it has an obligation to indemnify against such Action, the Indemnifying Party shall reasonably cooperate at the Indemnified Party's expense until such time as the dispute is resolved in accordance with Section 8 if this Agreement. If, upon resolution of the dispute, the Indemnifying Party is found to have an obligation to reasonably cooperate at it's own expense, the Indemnifying Party shall promptly reimburse the Indemnified Party for all reasonable costs incurred in obtaining the Indemnifying Party's cooperation during the period of dispute resolution. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

10.  Acknowledgment.  AOL and Purchase Pro each acknowledges that the
     --------------
provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 9 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

11.  Solicitation of AOL Users. During the Term and for a two year period
     -------------------------
thereafter, Purchase Pro will not use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Users on behalf of another Interactive Service or on behalf of any Exchange or Marketplace. Without limiting the generality of the foregoing, during the Term and for a two year period thereafter, Purchase Pro shall not use any information obtained pursuant to this Agreement to solicit any person or entity to participate in any Exchange or Marketplace (as a subscriber, supplier, buyer, seller, advertiser, or any other type of participant) except as specifically contemplated herein. The foregoing sentence shall not restrict Purchase Pro's activities undertaken using information obtained other than pursuant to this Agreement. More generally, Purchase Pro will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications to AOL Users through use of the AOL Network, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL User to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with Purchase Pro or (ii) provided information to Purchase Pro through a contest, registration (including becoming a Registered
User), or other communication, which included reasonable notice to the AOL User that the information provided could result in commercial e-mail or other online communication being sent to that AOL User by Purchase Pro or its agents. Any commercial e-mail or other online communications to AOL Users which are otherwise permitted hereunder, shall be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question). Purchase Pro will provide users of the Purchase Pro Exchange and the AOL Exchange a means to opt-out of receiving future commercial email or other online communications, other than emails to Registered Users as necessary for the normal operation of the Purchase Pro Exchange (e.g., monthly billing statements from Purchase Pro).

12.  AOL User Communications.  To the extent that Purchase Pro is permitted to
     -----------------------
communicate with AOL Users under this Exhibit G, in any such communications to AOL Users on or off the AOL Exchange (including, without limitation, e-mail solicitations), Purchase Pro will not actively encourage AOL Users to take any action knowingly and purposefully inconsistent with the scope and purpose of this Agreement, including without limitation, (i) using an Exchange other than the AOL Exchange or the Purchase Pro Exchange or any Third Party Exchange or any Marketplace or Exchange linked or networked thereto, (ii) bookmarking of an Interactive Site other than the AOL Exchange, or (iii) changing the default home page on the AOL browser. Additionally, with respect to such AOL User communications, in the event that Purchase Pro encourages an AOL User to use the products or services of Purchase Pro through communications to an email address or screename associated with the AOL Properties (e.g., JohnDoe@aol.com, JohnDoe@Netscape.com, etc.), Purchase Pro shall ensure that (a) the AOL Exchange is promoted as the primary location through which the AOL User should use such products or services, and (b) any link to an Exchange within such communication shall be a link to the AOL Exchange.

13.  Collection and Use of User Information.  Purchase Pro and AOL each shall
     --------------------------------------
ensure that its collection, use and disclosure of information obtained from AOL Users under this Agreement ("User Information") complies with (i) all applicable laws and regulations and (ii) the stricter of AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy" or Purchase Pro's standard privacy policies which shall be posted prominently on the Purchase Pro

Exchange. Purchase Pro will not disclose User Information collected hereunder to any third party in a manner that identifies AOL Users as end users of an AOL product or service or use User Information collected under this Agreement to market another Interactive Service. When end users are required to register to access and use the AOL Exchange, such registration processes will be seamlessly integrated with Netscape's "Universal Registration" or AOL's "SNAP" system (or such other registration process developed by AOL) and be consistent with AOL's and Purchase Pro's then-current privacy policies. AOL and Purchase Pro will jointly own all end user data collected by AOL or Purchase Pro in connection with the use of the AOL Exchange, including without limitation during any registration process thereon, and in connection with the use of the Purchase Pro Exchange by AOL Subscribers. Except as otherwise provided herein, neither Party shall provide access to such data to any third party without prior written consent of the other Party. Purchase Pro will have no ownership rights in any data relating to AOL's third party partners, and Purchase Pro will not at any time use any such data obtained by it without AOL's prior written consent other than to the extent that Purchase Pro reasonably is required to integrate such data into or use such data in the operation of the AOL Exchange or other functionality expressly designated by AOL.

14.  Excuse.  Neither Party will be liable for, or be considered in breach of or
     ------
default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

15.  Independent Contractors.  The Parties to this Agreement are independent
     -----------------------
contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

16.  Notice.  Any notice, approval, request, authorization, direction or other
     ------
communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed;
(iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of Purchase Pro, except as otherwise specified herein, the notice address will be the address for Purchase Pro set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

17.  Launch Dates.  In the event that any terms contained herein relate to or
     ------------
depend on the commercial launch date of the AOL Exchange contemplated by this Agreement (the "Launch Date"), then it is the intention of the Parties to record such Launch Date in a written instrument signed by both Parties promptly following such Launch Date; provided that, in the absence of such a written instrument, the Launch Date will be as reasonably determined by AOL based on the information available to AOL.

18.  No Waiver.  The failure of either Party to insist upon or enforce strict
     ---------
performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

19.  Return of Information.  Upon the expiration or termination of this
     ---------------------
Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party, except as provided in the Technology Development Agreement.

20.  Survival.  The Sections of this Agreement (including all exhibits hereto)
     --------
which survive expiration or termination of this Agreement by their terms, any Sections of this Agreement (including all exhibits hereto) which are necessary to enable or support any obligation which survives by its terms, and any payment obligations accrued prior to termination or expiration, will all survive the completion, expiration, termination or cancellation of this Agreement.

21.  Entire Agreement.  This Agreement, together with the Technology Development
     ----------------
Agreement, sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

22.  Amendment.  No change, amendment or modification of any provision of this
     ---------
Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment, and in the case of AOL, by an executive of Vice President level or above.

23.  Further Assurances.  Each Party will take such action (including, but not
     ------------------
limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

24.  Assignment.  Except as provided in the following sentence, Purchase Pro
     ----------
will not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL (which will not be unreasonably withheld). Assignment and assumption of the Agreement to and by any successor to Purchase Pro by way of a sale of all or substantially all of its assets or a merger or consolidation will be not subject to AOL's prior written approval, so long as the acquirer or resulting entity is financially solvent and able to perform Purchase Pro's obligations under this Agreement. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

25.  Construction; Severability.  In the event that any provision of this
     --------------------------
Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

26.  Remedies.  Except where otherwise specified, the rights and remedies
     --------
granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, a Party will be not entitled to offset any amounts that it claims to be due and payable from the other Party against amounts otherwise payable by such Party to the other Party.

27.  Applicable Law.  Except as otherwise expressly provided herein, this
     --------------
Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York except for its conflicts of laws principles.

28.  Export Controls.  Both Parties will adhere to all applicable laws,
     ---------------
regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

29.  Headings.  The captions and headings used in this Agreement are inserted
     --------
for convenience only and will not affect the meaning or interpretation of this Agreement.

30.  Counterparts.  This Agreement may be executed in counterparts, each of
     ------------
which will be deemed an original and all of which together will constitute one and the same document.

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

                                   EXHIBIT G
                         Initial List of AOL Referrals
                         -----------------------------

Confidential material redacted and filed separately with the Securities and Exchange Commission. (10 pages redacted)